UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 27, 2025

BKV CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-42282	85-0886382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 17th Street, Suite 2100 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 375-9680

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BKV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.      Entry into a Material Definitive Agreement.

Fourth Amendment to Credit Agreement

On October 27, 2025, BKV Corporation (“BKV”), BKV Upstream Midstream, LLC, a Delaware limited liability company (“BKV Upstream Midstream”), and certain of BKV Upstream Midstream’s subsidiaries, as guarantors, entered into a Fourth Amendment to Credit Agreement (the “Fourth Amendment”) with Citibank, N.A., as administrative agent, and the Lenders (as defined in the Fourth Amendment) party thereto. The Fourth Amendment amends BKV Upstream Midstream’s reserve-based lending agreement dated as of June 11, 2024 (as amended, supplemented, or otherwise modified, the “RBL Credit Agreement”), among BKV, as guarantor, BKV Upstream Midstream, as borrower, Citibank, N.A., as administrative agent, and the lenders from time to time party thereto.

The Fourth Amendment amends the RBL Credit Agreement to, among other things:

1.	update the EBITDAX (as defined in the RBL Credit Agreement) calculation to take into account the Bedrock Acquisition (as defined in the RBL Credit Agreement) completed by BKV on September 29, 2025;

2.	increase the maximum permitted net leverage ratio for certain restricted payments with respect to its equity interests (i) from a range of 1.75 ‒ 1.00 to a range of 2.00 ‒ 1.00 for restricted payments calculated based on distributable free cash flow and (ii) from a range of 1.50 ‒ 1.00 to a range of 1.75 ‒ 1.00 for additional restricted payments, in each case based on specified levels of undrawn lender commitments under the RBL Credit Agreement;

3.	increase the maximum permitted net leverage ratio for certain voluntary debt prepayments and redemptions (i) from a range of 1.75 ‒ 1.00 to a range of 2.00 ‒ 1.00 for debt prepayments and redemptions calculated based on distributable free cash flow and (ii) from a range of 1.50 ‒ 1.00 to a range of 1.75 ‒ 1.00 for additional prepayments and redemptions, in each case based on specified levels of undrawn lender commitments under the RBL Credit Agreement; and

4.	increase the maximum permitted net leverage ratio for certain permitted investments (i) from a range of 1.75 ‒ 1.00 to a range of 2.00 ‒ 1.00 for permitted investments calculated based on distributable free cash flow and (ii) from a range of 1.50 ‒ 1.00 to a range of 1.75 ‒ 1.00 for additional permitted investments, in each case based on specified levels of undrawn lender commitments under the RBL Credit Agreement.

The foregoing description of the Fourth Amendment is qualified in its entirety by the full text of the Fourth Amendment, which will be filed as an exhibit to BKV’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

Membership Interest Purchase Agreement

On October 29, 2025, BKV entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Banpu Power US Corporation (“BPPUS”) to acquire one-half of the limited liability company interests (the “Interests”) of BKV-BPP Power, LLC, a Delaware limited liability company (the “BKV-BPP Power Joint Venture”), currently held by BPPUS upon the terms and subject to the conditions of the Purchase Agreement (such purchase and sale, together with the other transactions contemplated by the Purchase Agreement, the “Transaction”). Upon the closing of the Transaction (the “Closing”), the BKV-BPP Power Joint Venture will be owned 75% by BKV and 25% by BPPUS, and BKV will consolidate the financial results of the BKV-BPP Power Joint Venture into BKV's consolidated financial results. BKV expects the potential Transaction to close in the first quarter of 2026, subject to closing conditions. The BKV-BPP Power Joint Venture is an existing joint venture between BKV and BPPUS that owns two modern combined cycle gas and steam turbine power plants located in the ERCOT North Zone in Temple, Texas.

Purchase Price. The Purchase Agreement provides that the aggregate consideration to be paid by BKV in the Transaction will be determined pursuant to a formula of (x) $376.0 million less (y) 25% of the net indebtedness of the BKV-BPP Power Joint Venture at Closing (the “Purchase Price”), which consideration will be paid 50% in cash and 50% in BKV common stock (the “Stock Consideration”). As of September 30, 2025, net indebtedness of the BKV-BPP Joint Venture was approximately $581.8 million. BKV plans to fund the cash consideration for the Transaction with a combination of cash on hand and borrowings under our RBL Credit Agreement.

Stock Consideration. The number of shares of BKV common stock to be issued at the Closing as Stock Consideration will be determined by dividing the amount equal to 50% of the Purchase Price by $21.6609, which is the volume-weighted average price of BKV common stock during the 20 consecutive trading-day period ended October 28, 2025. BPPUS has agreed not to dispose of the Stock Consideration for a period of 180 days following the date on which the Stock Consideration is delivered to BPPUS. In addition, BKV has agreed to, among other things, (i) provide BPPUS with certain Form S-3 demand and piggyback registration rights for the Stock Consideration, subject to customary cutbacks, lock-up periods, blackout periods and other limitations, (ii) pay certain registration expenses and (iii) provide BPPUS with customary indemnification rights, which will be set forth in a Registration Rights Agreement to be entered into between BKV and BPPUS at the Closing (the “Registration Rights Agreement”). Also on October 29, 2025, Banpu North America Corporation (“BNAC”), which holds 63,877,614 shares of BKV common stock (constituting approximately 71% of BKV’s outstanding common stock as of October 24, 2025), delivered to BKV a written consent approving the proposed issuance of the Stock Consideration in accordance with BKV’s Amended and Restated Certificate of Incorporation (such consent, the “Stockholder Consent”).

Closing Conditions. Completion of the Transaction is subject to the satisfaction or waiver of certain closing conditions as set forth in the Purchase Agreement, including, among others, (i) the required approval of 75% of the shareholders attending the meeting and entitled to vote, excluding interested shareholders, of Banpu Power Public Company Limited (“BPP”), as the sole owner of BPPUS, attending the BPP EGM (as defined below); (ii) the absence of legal restraints preventing the consummation of the Transaction; (iii) the accuracy of the representations and warranties contained in the Purchase Agreement (subject to certain qualifications); (iv) the performance by the parties and BPP of their respective obligations under the Purchase Agreement and the BPP Letter Agreement (as defined below), as applicable, in all material respects, including the entry by BKV and BPPUS into an amended and restated limited liability company agreement of the BKV-BPP Power Joint Venture (“Amended and Restated Company Agreement”) and the Registration Rights Agreement, and that BKV and the BKV-BPP Power Joint Venture enter into an amended and restated administrative services agreement (the “Amended and Restated Administrative Services Agreement”); (v) effectiveness of the Stockholder Consent in accordance with its terms; and (vi) the mailing of an information statement on Schedule 14C (the “Information Statement”) by BKV describing the Stockholder Consent at least 20 business days prior to the Closing.

Termination; Other. The Purchase Agreement contains certain termination rights, including (i) the right of BKV to terminate the Purchase Agreement in the event of any material breach by BPPUS of the Purchase Agreement or by BPP of the BPP Letter Agreement, (ii) the right of BPPUS to terminate the Purchase Agreement in the event of any material breach by BKV of the Purchase Agreement and (iii) the right of either party to terminate the Purchase Agreement if the Transaction has not been consummated before June 30, 2026.

The Purchase Agreement contains certain representations, warranties and covenants by both BPPUS and BKV.

BPP Letter Agreement. In connection with the execution and delivery of the Purchase Agreement, on October 29, 2025, BPP, BPPUS and BKV entered into that certain Letter Agreement (the “BPP Letter Agreement”) whereby BPP agreed to (i) prepare and deliver notice of an extraordinary general meeting of the shareholders of BPP related to the Transaction (the “BPP EGM”) in accordance with applicable Thai law and (ii) call, hold and convene the BPP EGM to consider and vote upon the Transaction.

Amended and Restated Company Agreement. At Closing, BKV and BPPUS will enter into the Amended and Restated Company Agreement to, among other things, provide that BKV will be entitled to appoint a majority of the board of managers (the “Joint Venture Board”) of the BKV-BPP Joint Venture and shall be delegated the authority and responsibility for the day-to-day operation of the business of the BKV-BPP Joint Venture. For as long as BPPUS maintains an ownership interest in the BKV-BPP Joint Venture of at least 10%, consent from at least one member of the Joint Venture Board appointed by BPPUS will be required for certain specified actions, such as: (i) any sale of the BKV-BPP Joint Venture or certain significant subsidiaries, or transfer of substantially all assets, merger, consolidation, amalgamation or similar business combination of the BKV-BPP Joint Venture, subject to certain exceptions; (ii) any winding up, dissolution or liquidation or any commencement of or any filing or petition for a voluntary bankruptcy or reorganization; (iii) any amendment, restatement, or revocation of organizational documents, subject to certain exceptions; (iv) any material change in the nature of the business or purpose of the BKV-BPP Joint Venture; (v) entry into certain related party transactions; (vi) the issuance, sale, repurchase, or redemption of any of the equity interests of the BKV-BPP Joint Venture; (vii) the admission of any new member to the BKV-BPP Joint Venture, subject to certain exceptions; (viii) the early termination without Joint Venture Board approval of, or the execution or material amendment of, any material contract, subject to certain exceptions; (ix) the incurrence of certain indebtedness beyond certain thresholds; and (x) the making of certain capital calls.

The board of directors of BKV (the “Board”) formed a special committee (the “Special Committee”) consisting of independent and disinterested directors having the authority to consider, evaluate, review and, if they find appropriate, reject, or negotiate and pursue the Transaction. The Special Committee unanimously approved the Purchase Agreement, the Amended and Restated Company Agreement, the Amended and Restated Administrative Services Agreement, the Registration Rights Agreement, and the BPP Letter Agreement (the “Transaction Documents”) and the transactions contemplated thereby. Based on the recommendation of the Special Committee, the Board approved the Transaction Documents and the transactions contemplated thereby, approved the issuance of the Stock Consideration, and recommended that BNAC vote in favor of the issuance of the Stock Consideration by means of the Stockholder Consent. The Special Committee was advised by independent legal counsel and an independent financial advisor.

BPP is a public company listed on the Stock Exchange of Thailand and subsidiary of Banpu Public Company Limited, which is the ultimate parent company of BKV and BKV’s majority stockholder, BNAC. The audit committee of BPP and the board of directors of BPP have (i) approved the Transaction Documents and the transactions contemplated thereby and (ii) recommended that the shareholders of BPP approve the Transaction.

The foregoing descriptions of the Purchase Agreement, the Transaction and the other transactions contemplated thereby are qualified in their entirety by the full text of the Purchase Agreement, which will be filed as an exhibit to BKV’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

The representations, warranties and covenants contained in the Purchase Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Purchase Agreement, (ii) are subject to standards of materiality which may differ from what may be viewed as material by investors, (iii) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (iv) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Purchase Agreement will be included only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the parties thereto or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Purchase Agreement or any of their respective subsidiaries or affiliates. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in BKV’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding BKV that is or will be contained in BKV’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents that BKV files with the U.S. Securities and Exchange Commission (the “SEC”).

Item 3.02.      Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance of the Stock Consideration under the Purchase Agreement will be undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof.

Item 5.07.      Submission of Matters to a Vote of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.07.

Item 7.01.      Regulation FD Disclosure.

On October 29, 2025, BKV issued a press release announcing that it entered into the Purchase Agreement. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

The information in Item 7.01 of this report (including Exhibit 99.1) is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as otherwise expressly stated in such filing. Additionally, the submission of this Item 7.01 is not an admission of the materiality of any information in this Item 7.01 that is required to be disclosed solely by Regulation FD.

Additional Information and Where You Can Find It

This Current Report on Form 8-K does not constitute a solicitation of any vote or approval with respect to the potential Transaction or issuance of the Stock Consideration at the Closing thereof. In connection with the potential Transaction, BKV expects to file the Information Statement and other documents with the SEC. INVESTORS AND STOCKHOLDERS OF BKV ARE ADVISED TO CAREFULLY READ ANY INFORMATION STATEMENT AND ANY OTHER DOCUMENTS THAT HAVE BEEN FILED OR MAY BE FILED WITH THE SEC (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. The definitive Information Statement, when available, will be sent to BKV’s stockholders of record as of November 4, 2025. Investors and stockholders may obtain a free copy of such documents and other relevant documents (if and when available) filed by BKV with the SEC from the SEC’s website at www.sec.gov. Stockholders and other interested parties will also be able to obtain, without charge, a copy of such documents and other relevant documents (if and when available) from BKV’s website at www.BKV.com under the “Investors” tab under the heading “SEC Filings” under the “Financial Info” sub-tab.

Participants in the Solicitation

BKV and its directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of consents in respect of the Transaction. Information about BKV’s directors and executive officers is set forth in BKV’s proxy statement relating to its 2025 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2025. Other information regarding the participants in the consent solicitation and the interests of such persons, which may be different than those of BKV’s stockholders generally, will be contained in the Information Statement and other relevant materials to be filed with the SEC regarding the Transaction when they become available.

Cautionary Statement Regarding Forward-Looking Statements

The information in this Current Report on Form 8-K includes “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the anticipated consummation of the potential Transaction and the timing thereof. Forward-looking statements, which are not historical facts, include statements regarding BKV’s strategy, future operations, prospects, plans and objectives of management, and often contain words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “budget,” “plan,” “seek,” “envision,” “forecast,” “target,” “predict,” “may,” “should,” “would,” “could,” “will,” the negative of these terms and similar expressions and are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements contained in this Current Report on Form 8-K include, but are not limited to, statements regarding the expected benefits of the potential Transaction to BKV, the anticipated consummation of the potential Transaction and the timing thereof. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, including but not limited to assumptions, risks and uncertainties regarding satisfaction of the conditions precedent to consummate the potential Transaction, including the approval by the disinterested stockholders of BPP, the timing to consummate the potential Transaction, the effects of disruption to BKV’s business, Transaction costs and BKV’s ability to achieve the benefits of the potential Transaction. Other factors that could cause actual results to differ from those in forward-looking statements include the demand for power and the commercial success of the BKV-BPP Power Joint Venture. As a result, actual results could differ materially from those indicated in these forward-looking statements. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements discussed in BKV’s filings with the SEC, including the risks and uncertainties addressed under the heading “Risk Factors” in BKV’s most recent Annual Report on Form 10-K filed and any subsequent Quarterly Reports on Form 10-Q. BKV undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this Current Report on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated October 29, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BKV Corporation

October 29, 2025	By:	/s/ David R. Tameron
David R. Tameron
Chief Financial Officer